Exhibit 99.1
          PRESS RELEASE

Contacts: W. Randall Pittman	Susan Noonan, The SAN Group,LLC
205-980-7551	212-966-3650
Emageon Reports Second Quarter 2006 Financial Results
Company Reports 62% Increase in Revenue Over Second Quarter of 2005
Birmingham, Alabama -— July 31, 2006 — Emageon Inc. (NASDAQ: EMAG) today reported financial results for its second quarter ended June 30, 2006.
Revenue for the quarter was a record $30.0 million, a 62% increase over second quarter 2005 revenue of $18.6 million. The net loss for the quarter was $0.9 million, or $0.04 per share, including $1.1 million, or $0.05 per share, in expenses related to the integration of Camtronics Medical Systems, Ltd. (“Camtronics”) into the Company’s operations, $1.0 million, or $0.05 per share, in amortization of intangible assets acquired on November 1, 2005, in the Camtronics acquisition, and non-cash expense of $0.8 million, or $0.04 per share, for stock options-based compensation. In the second quarter of 2005, the Company had net income of $1.9 million, or $0.09 per share.
Revenue for the six months ended June 30, 2006 was $56.6 million, an increase of 89% over first half 2005 revenue of $29.9 million. Net loss for the six months ended June 30, 2006 was $7.8 million, or $0.38 per share, including $2.3 million, or $0.11 per share, in expenses related to the integration of Camtronics into the Company’s operations, $2.0 million, or $0.10 per share, in amortization of intangible assets acquired on November 1, 2005, in the Camtronics acquisition, and non-cash expense of $1.4 million, or $0.07 per share, for stock options-based compensation. For the six months ended June 30, 2005, the Company’s net loss was $2.9 million, or $0.19 per share. On a pro forma basis, assuming the Company’s February 9, 2005 initial public offering had occurred on January 1, 2005, the Company’s net loss per share for the six months ended June 30, 2005 would have been $0.15 per share. A reconciliation of actual net loss per share to pro forma net loss per share for this prior year period is included below.
The Company had net positive operating cash flow of $1.8 million for the second quarter of 2006. For the six months ended June 30, 2006, net cash used in operations was $2.7 million. At June 30, 2006, cash and marketable securities totaled $14.7 million, compared to $20.5 million at December 31, 2005.

At June 30, 2006, the Company had $170 million in contracted backlog, an increase of $44 million over contracted backlog at June 30, 2005, and an increase of $12 million over contracted backlog at December 31, 2005. Contracted backlog consists of minimum fees for contracted future installations and for contracted support of existing and future installations.
“The second quarter of 2006 was a very strong one for Emageon,” said Chuck Jett, Chairman, CEO, and President of Emageon. “We had record revenue, record bookings of new business, and ended the quarter with our largest backlog ever. Our recent announcements related to new and expanded cardiology offerings in hospital networks are evidence that our strategy in entering the cardiology imaging market last fall was correct.”
Emageon will host a conference call for investors on July 31, 2006, at 11:00 A.M. EDT to discuss its financial results for the quarter. The call will be webcast by Thomson/CCBN and can be accessed at Emageon’s web site at www.emageon.com. The dial-in telephone number for the call is 800-599-9795 (internationally, at 617-786-2905), passcode 35265151. Replay is available from 1:00 P.M. EDT, July 31, 2006 until 11:59 P.M. EDT, August 10, 2006, at 888-286-8010 (internationally, at 617-801-6888), passcode 13927977.
The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
This press release contains forward-looking statements about Emageon that represent the Company’s current views with respect to, among other things, future events and financial performance. Any forward-looking statements contained in this press release are based on Emageon’s historical performance and on current plans, beliefs and expectations. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various risks, uncertainties and other factors beyond its control. These risks, uncertainties and other factors include, among others, the risk that it may not compete successfully against larger competitors, risks associated with its history of operating losses, the risk that it may not manage its growth effectively, the risk that acquisitions could result in integration difficulties, dilution or other adverse financial consequences, risks associated with its reliance on continuing relationships with large customers, the risk of significant product errors or product failures, the risk of its reliance on reseller arrangements for important components of its solution, the risk that it may not respond effectively to changes in its industry, the risk of its customers’ reliance on third party reimbursements, and the risk of the potential impact on its business of FDA regulations and other applicable health care regulations. Additional information concerning these and other factors that could affect Emageon’s financial and operating results may be found under the heading “Risk Factors” and elsewhere in the Company’s Form 10-K for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 31, 2006. Emageon undertakes no obligation to update these forward-looking statements or other information provided in this press release except as may be required by law.
About Emageon
Emageon provides an enterprise-level advanced visualization and infrastructure solution for the clinical analysis and management of digital medical images within multi-hospital networks, community hospitals and diagnostic imaging centers. Emageon’s software, including its HeartSuite set of cardiology solutions, provides physicians in multiple medical specialties such as cardiology, radiology, and orthopedics, among others, dynamic tools to manipulate and analyze images in two and three dimensions. With these tools physicians have the ability to better understand internal anatomic structure and pathology, which can improve clinical diagnoses, disease screening and therapy planning. Emageon’s open standards-based solution is designed to help customers improve productivity, automate complex medical imaging workflow, lower total cost of ownership and provide better service to physicians and patients. For more information, please visit www.emageon.com.

Unaudited Statements of Operations
In Thousands, Except Per Share Amounts

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005 (1)	2006	2005 (1)
Revenue:
System sales	$17,601	$13,402	$34,870	$21,121
Support services	12,415	5,168	21,724	8,785

Total revenue	30,016	18,570	56,594	29,906

Cost of revenue:
System sales	9,977	5,753	23,261	10,576
Support services	6,534	3,322	12,329	6,405

Total cost of revenue	16,511	9,075	35,590	16,981

Gross profit	13,505	9,495	21,004	12,925

Operating expenses:
Research and development	4,032	2,533	8,162	4,918
Sales and marketing	4,589	2,521	8,591	5,210
General and administrative	3,855	2,876	8,173	5,431
Amortization of intangible assets related to Camtronics acquisition	885	—	1,770	—
Integration costs related to Camtronics acquisition	1,077	—	2,281	—

Total operating expenses	14,438	7,930	28,977	15,559

Operating income (loss)	(933)	1,565	(7,973)	(2,634)
Interest income	160	477	316	710
Interest expense	(84)	(142)	(193)	(994)

Net income (loss)	$(857)	$1,900	$(7,850)	$(2,918)

Net income (loss) per share, basic and diluted	$(0.04)	$0.09	$(0.38)	$(0.19)
Basic weighted average shares outstanding	20,866	20,028	20,725	15,708
Diluted weighted average shares outstanding	20,866	21,493	20,725	15,708

(1)	Certain reclassifications have been made to prior year operating expenses to conform with the current year presentation.

Summary Consolidated Balance Sheets
In Thousands

	(Unaudited)
	June 30,	December 31,
	2006	2005
ASSETS:
Current assets:
Cash and cash equivalents	$14,701	$15,520
Marketable securities	—	4,951
Trade accounts receivable, net	29,075	29,261
Prepaid expenses and other current assets	3,747	3,052
Inventories	11,778	8,031

Total current assets	59,301	60,815
Property and equipment, net	21,342	21,433
Other noncurrent assets	1,595	1,419
Intangible assets, net	32,471	34,277

Total Assets	$114,709	$117,944

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$20,380	$22,023
Deferred revenue	28,332	25,312
Current portion of long-term debt and capital lease obligations	2,274	2,763

Total current liabilities	50,986	50,098
Long-term deferred revenue	4,028	3,221
Long-term debt and capital lease obligations	81	986

Total liabilities	55,095	54,305
Stockholders’ equity	59,614	63,639

Total Liabilities and Stockholders’ Equity	$114,709	$117,944

Pro Forma Net Loss Per Share for the Six Months Ended June 30, 2005
The following table presents the Company’s net loss per share for the six months ended June 30, 2005, on a pro forma basis, a non-GAAP financial measurement, as if the Company’s initial public offering of its common stock, which occurred on February 9, 2005, had occurred on January 1, 2005. The Company believes that presentation of the net loss per share for the six months ended June 30, 2005, utilizing the Company’s post-initial public offering capital structure enhances an overall understanding of its current and historical financial performance and provides an additional meaningful measure of operating performance by enhancing the consistency and comparability of reported financial results, enabling investors to more thoroughly evaluate current performance in comparison to past performance. This information will necessarily differ from comparable information that may be provided by other companies and should not be considered in isolation or as an alternative to the Company’s operating and other financial information determined under U.S. generally accepted accounting principles.
The table presents the adjustments made to actual weighted average shares of common stock outstanding in order to derive weighted average common stock outstanding on the pro forma basis described above. The resulting pro forma net loss per share for the period was calculated by dividing the actual net loss for the period by the pro forma weighted average common stock outstanding as determined in the table.

Six Months Ended June 30, 2005
Weighted average shares outstanding	15,707,591
Effects of:
Conversion of preferred stock	2,695,876
Required exercise of warrants	133,529
Release of escrowed common stock at completion of initial public offering	42,527
Issuance of common stock in initial public offering	1,446,133

Total pro forma shares outstanding	20,025,656
Pro forma net loss per share	$(0.15)
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